UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

CLEAR SECURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street, 17th Floor, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(646) 723-1404

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	The New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2021, Clear Secure, Inc. (the “Company”) and 85 Tenth Avenue Associates, L.L.C. (“Landlord”) entered into a Lease (the “Lease Agreement”) pursuant to which the Company will lease approximately 120,000 square feet of an office building to house the Company’s corporate headquarters. The Lease Agreement provides for a commencement on the later of October 1, 2022 or the date on which the Landlord delivers possession of the premises with certain agreed upon improvements to be made by the Landlord, at the Landlord’s expense (provided, Landlord shall not be obligated to incur expenses greater than the Landlord Work Costs Contribution, as defined in the Lease Agreement), completed. The Lease Agreement provides a sixteen-month rent abatement period, which is subject to extension in the event that the building is inaccessible or the agreed upon improvements are not yet completed, in each case, due to government-mandated shutdowns in response to COVID-19. In addition, the Company is entitled to an additional rent abatement until February 28, 2027, which is intended to cover the Company’s obligations under a prior lease agreement. The term of the Lease Agreement is fifteen years after the date that rent obligations began, with an option to renew for one 5-year 10-year period at Fair Market Value (as defined in the Lease Agreement) by providing the Landlord with eighteen months’ notice and certain other requirements.

The foregoing description of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Lease, dated November 4, 2021, between Clear Secure, Inc. and 85 Tenth Avenue Associates, L.L.C.+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain confidential information - identified by bracketed asterisks “[***]” - has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	November 4, 2021	By:	/s/ Kenneth Cornick
			Name:	Kenneth Cornick
			Title:	President and Chief Financial Officer